                                                                     EXHIBIT 3.4


                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           HUNTSMAN ICI FINANCIAL LLC
                     (A Delaware Limited Liability Company)


          LIMITED LIABILITY COMPANY AGREEMENT, dated as of June 18, 1999 (this

"Agreement"), of Huntsman ICI Financial LLC (the "Company") by and between
----------                                        -------
Huntsman ICI Chemicals LLC, a Delaware limited liability company ("Huntsman")
                                                                   --------
and each Person (as defined in the Delaware Limited Liability Company Act, as amended from time to time (the "Act")) subsequently admitted as a member of the
                                ---
Company (individually, a "Member" and collectively, the "Members").
                          ------                         -------

                                    RECITAL

          WHEREAS, Huntsman has caused the Company to be formed under the Act, and Huntsman desires pursuant to the Act to set forth information regarding certain affairs of the Company and certain conduct of its business.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                   FORMATION
                                   ---------

     The Company has been formed as a limited liability company pursuant to the Act. A Certificate of Formation described in Section 18-201 of the Act (the

"Certificate of Formation") has been filed by Mary E. Keogh, who was authorized
-------------------------
to sign and file the Certificate of Formation, with the Secretary of State of the State of Delaware in conformity with the Act. The name of the Company is "HUNTSMAN ICI FINANCIAL LLC" or such other name or names as may be selected by the Members from time to time.

                                  ARTICLE II

                                     TERM
                                     ----
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     The existence of the Company shall commence on the date of the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in accordance with the Act, and the Company shall have a perpetual life.

                                  ARTICLE III

                                    MEMBERS
                                    -------

          Section 3.1  Members.  The initial Member of the Company is Huntsman,
                       -------
which holds 100% of the membership interests of the Company. Huntsman's principal address is 500 Huntsman Way, Salt Lake City, Utah 84108.

          Section 3.2  Admission of New Members.  No Person shall be admitted as
                       ------------------------
a Member of the Company without the approval of Huntsman.

          Section 3.3  Certificates.  The membership interest of a Member in the
                       ------------
Company owned by each Member (denominated in units) shall be evidenced by one or more certificates (in substantially the form attached hereto as Exhibit A, the
                                                                ---------
"Certificates").  Each Certificate shall be executed by the Chief Executive
-------------
Officer or any Vice President and the Secretary or any Assistant Secretary of the Company (or other persons designated by the Board).

                                  ARTICLE IV

                                  MANAGEMENT
                                  ----------

          Section 4.1 Designation of Managers.  The Company shall have up to
                      -----------------------
five managers, each of whom shall be designated and appointed by Huntsman (each, a "Manager"). The names of the initial Managers are Jon M. Huntsman, Peter R.
   -------
Huntsman, Jon M. Huntsman, Jr., Michael C. Dixon, and Samuel D. Scruggs. A Manager may be removed at any time from such position by Huntsman. Upon the removal or resignation of a Manager, a new Manager may be designated and appointed by Huntsman.

          Section 4.2 General Powers of the Manager.  Each Manager shall have
                      -----------------------------
the responsibility and authority to manage, direct, control and conduct the business and affairs the Company, subject to the direction and oversight of the Members.

          Without limiting the generality of the foregoing, each Manager is authorized:

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          (a)  to negotiate, execute and deliver in the name and on behalf of the Company the Intercompany Notes (each such note substantially in the form attached hereto as Exhibit A) (the "Intercompany Notes") on such terms
                             ---------        ------------------
     and with such conditions as such Manager shall deem necessary, proper and advisable to consummate the transactions contemplated by that certain Contribution Agreement, dated April 15, 1999 (the "Contribution
                                                        ------------
     Agreement"), by and between Imperial Chemical Industries PLC, Huntsman Specialty Chemicals Corporation and Huntsman ICI Holdings LLC (as amended, modified or supplemented) (the "Transaction"), the execution of which shall
                                     -----------
     be conclusive evidence that the same was necessary, proper and advisable;
     and

          (b) to execute, deliver and amend, or authorize and approve the execution, delivery and amendment of, all agreements, instruments and documents, and to take, or authorize the taking of, all actions, as any Manager may deem necessary and desirable to consummate the Transaction, and the actions of any of the Managers in negotiating the Intercompany Notes and such other agreements, documents and instruments (collectively, the

     "Supplemental Instruments") as such Manager deems necessary, proper and
     -------------------------
     advisable to establish the relationships and to consummate the Transaction by the Company, the execution of the Intercompany Notes and any of the Supplemental Instruments conclusively establishing each Managers authority therefor from the Company; and

          (c) to take all such future actions and to do all such things as any of the Managers may deem to be necessary, proper or advisable, to document and/or consummate the Transaction by the Company, including, without limitation, negotiating, executing and delivering future modifications, amendments, supplements or changes to the Intercompany Notes and/or the Supplemental Instruments, and negotiating, executing and delivering such additional agreements, instruments, documents and certificates, in the name and on behalf of the Company, which shall in such Manager's judgement be necessary, proper or advisable in order to modify, amend, supplement or change the Intercompany Notes and/or Supplemental Instruments any time in the future, the execution or any such future modification, amendment, supplement, or other document evidencing a change, or the execution of such additional agreement, instrument, document or certificate to be conclusive evidence of the same as necessary, proper or advisable.

          All decisions affecting or to be made by, and all actions to be taken and obligations to be incurred on behalf of, the Company shall be made, taken or incurred by any of the Managers. Any decision or act of a Manager within the scope of his power and authority granted hereunder shall control and shall bind the Company.

          Section 4.3  Reliance by Third Parties.  Persons dealing with the
                       -------------------------
Company are entitled to rely conclusively upon the power and authority of any of the Managers herein set forth.

                                   ARTICLE V

                                 Miscellaneous
                                 -------------

          Section 5.1  Amendment to the Agreement. This Agreement may be amended
                       --------------------------
by, and only by, a written instrument executed by Huntsman.

          Section 5.2  Governing Law and Severability.  This Agreement shall be
                       ------------------------------
governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.

                              HUNTSMAN ICI CHEMICALS LLC


                              By: /s/ Jon M. Huntsman, Jr.
                              Name:  Jon M. Huntsman Jr.
                              Title: Manager

                                   EXHIBIT A

                         CERTIFICATE FOR INTERESTS IN
                          HUNTSMAN ICI FINANCIAL LLC
                     A Delaware Limited Liability Company


Certificate No. _____                                        No. of Units _____

                         Huntsman ICI Financial LLC,
  a Delaware limited liability company (the "Company"), hereby certifies that
                                             -------

                               [NAME OF MEMBER]

(The "Holder") is the registered owner of _____ Units of limited liability
      ------
company Interest in the Company ("Interests").  The Holder, by accepting this
                                  ---------
Certificate, is deemed to have agreed to become a Member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to have agreed to comply with and be bound by, the Company Agreement.

No Interest(s) may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder of the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

ATTEST:                          HUNTSMAN ICI FINANCIAL LLC



________________________________    By _________________________________________
Secretary or Assistant Secretary       Chief Executive Officer or Vice President

Dated: ___________________

                            ASSIGNMENT OF INTEREST

     FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns,
                                               --------
conveys, sells and transfers unto:

______________________________________________________________________________
            Please print or typewrite Name and Address of Assignee

________________________________  Please insert Social Security or other
                                  Taxpayer Identification Number of Assignee

___________ Units of Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest represented by this Certificate, or any lesser designated number of Interest as referenced herein, on the books of the Company.


Date:_____________________________    _____________________________________
                                                   Signature

                                AMENDMENT NO. 1
                                       TO
                           LIMITED LIABILITY COMPANY
                                   AGREEMENT

     This Amendment No. 1 (this "Amendment") to the Limited Liability Company
                                 ---------
Agreement (the "LLC Agreement") of Huntsman ICI Financial LLC, a limited
                -------------
liability company organized and existing under the laws of the State of Delaware (the "Company"), is made this 19th day of June, 1999, by Huntsman ICI Chemicals
      -------
LLC, as the sole member of the Company ("Huntsman").
                                         --------

          WHEREAS, Huntsman had previously entered into the LLC Agreement dated as of June 18, 1999; and

          WHEREAS, Huntsman desires to amend the LLC Agreement to provide clarification as to the type of interest held by members of the Company.

          NOW, THEREFORE, pursuant to Section 5.1 of the LLC Agreement, Huntsman hereby agrees as follows:

     1. Article III of the LLC Agreement shall be amended to include the following Section 3.4:

          Section 3.4  Interest as a Security.  A membership interest of a
                       ----------------------
          Member in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of membership interests of a Member in the Company.

     2. Upon the execution and delivery of this Amendment, the LLC Agreement shall be amended in accordance herewith and this Amendment shall form a part of the LLC Agreement for all purposes, and Huntsman and every Member (as defined in the LLC Agreement) shall be bound by the LLC Agreement, as so amended.

     IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first above written.


                              HUNTSMAN ICI CHEMICALS LLC


                              By: /s/ Samuel D. Scruggs
                              Name:  Samuel D. Scruggs
                              Title: Manager